Exhibit 99.2

August 14, 2018

Spartan Energy Acquisition Corp. Announces Closing of $552,000,000 Initial Public Offering, Including Exercise in Full of Underwriters’ Option to Purchase Additional Units

NEW YORK--(BUSINESS WIRE)-- Spartan Energy Acquisition Corp. (the “Company”), led by Chairman Gregory Beard and Chief Executive Officer Geoffrey Strong, today announced the closing of its initial public offering of 55,200,000 units at a public offering price of $10.00 per unit. This includes the exercise in full by the underwriters of their option to purchase up to an additional 7,200,000 units. The units are listed on the New York Stock Exchange (the “NYSE”) and trade under the ticker symbol “SPAQ.U”. Each unit consists of one share of Class A common stock and one-third of one warrant. Each whole warrant may be exercised for one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, which is expected to be on the 52nd day after following the date of the final prospectus related to the offering, the shares of Class A common stock and warrants are expected to be listed on the NYSE under the symbols “SPAQ” and “SPAQ WS,” respectively.

The Company intends to use the net proceeds from the offering, and a simultaneous private placement of warrants, to consummate the Company’s initial business combination.

Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as joint book-running managers and Jefferies LLC, RBC Capital Markets, LLC and Tudor, Pickering, Holt & Co. Securities, Inc. are acting as co-managers for the offering.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: (800) 831-9146, or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, Eleven Madison Avenue, New York, NY 10010, Telephone: (800) 221-1037, email: newyork.prospectus@credit-suisse.com.

A registration statement relating to the securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT SPARTAN ENERGY ACQUISITION CORP.

The Company is a special purpose acquisition entity focused on the energy industry in North America and was formed for the purpose of entering into a merger, amalgamation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is sponsored by Spartan Energy Acquisition Sponsor LLC, which is owned by a private investment fund managed by an affiliate of Apollo Global Management, LLC (NYSE: APO).

FORWARD LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Spartan Energy Acquisition Corp.

info@spartanenergyspac.com

Source: Spartan Energy Acquisition Corp.

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